================================================================================

                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Potlatch Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

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     -------------------------------------------------------------------------


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which
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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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     was paid previously. Identify the previous filing by registration statement
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Notes:

                                                 [LOGO OF POTLATCH CORPORATION]
                                                  Potlatch Corporation

                                                  601 West Riverside Ave.,
                                                  Suite 1100
                                                  Spokane, Washington 99201
                                                  Telephone (509) 835-1500
                                                  FAX (509) 835-1555
March 29, 2000

Dear Potlatch Stockholder:

  I am pleased to invite you to Potlatch's Annual Meeting of Stockholders. The meeting will be at 11:00 a.m. on Thursday, May 18, 2000 at the Statehouse Convention Center, Markham and Main Streets, Little Rock, Arkansas.

  You will find detailed information about Potlatch and its operations, including its audited financial statements, in the enclosed Annual Report.

  We hope you can join us on May 18. Whether or not you can attend, please read the enclosed Proxy Statement. When you have done so, please mark your votes on the enclosed proxy, sign and date the proxy, and return it to us in the enclosed envelope. Your vote is important, so please return your proxy promptly.

                                    Sincerely,

                                    /s/ L. Pendleton Siegel

                                    L. Pendleton Siegel
                                    Chairman of the Board and
                                    Chief Executive Officer

                        [LOGO OF POTLATCH CORPORATION]

                             POTLATCH CORPORATION
                     601 West Riverside Avenue, Suite 1100
                           Spokane, Washington 99201

                                                                 March 29, 2000

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 18, 2000

  Potlatch Corporation will hold its Annual Meeting of Stockholders at the Statehouse Convention Center, Markham and Main Streets, Little Rock, Arkansas, on Thursday May 18, 2000 at 11:00 a.m.

  We are holding this meeting to:

  .  elect three directors to the Potlatch Board;

  .  approve the Potlatch Corporation 2000 Stock Incentive Plan;

  .  ratify the selection of independent auditor;

  . if properly presented at the meeting, act on a stockholder proposal as described in this proxy statement; and

  .  transact any other business that properly comes before the meeting.

  Your Board of Directors has selected March 21, 2000 as the record date for determining stockholders entitled to vote at the meeting. A list of stockholders on that date will be available for inspection at the offices of Williams & Anderson, 111 Center Street, Suite 2200, Little Rock, Arkansas, for ten days before the meeting.

  This Proxy Statement, proxy and Potlatch's 1999 Annual Report to Stockholders are being distributed on or about March 30, 2000.

                                          By Order of the Board of Directors

                                          /s/ Betty R. Fleshman

                                          Betty R. Fleshman
                                          Secretary

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
GENERAL INFORMATION.......................................................   1
ELECTION OF DIRECTORS.....................................................   3
  Nominees for Election for a Three-Year Term Ending with the 2003 Annual
   Meeting of Stockholders................................................   3
  Directors Continuing in Office Until the 2002 Annual Meeting of
   Stockholders...........................................................   3
  Directors Continuing in Office Until the 2001 Annual Meeting of
   Stockholders...........................................................   4
  Committees of the Board of Directors; Meetings..........................   5
STOCK OWNERSHIP...........................................................   6
  Beneficial Ownership of Certain Stockholders, Directors and Executive
   Officers...............................................................   6
  Section 16(a) Beneficial Ownership Reporting Compliance.................   7
COMPENSATION OF DIRECTORS AND THE NAMED EXECUTIVE OFFICERS................   8
  Compensation of Directors...............................................   8
  Compensation of the Named Executive Officers--Summary Compensation
   Table..................................................................   9
  Option/SAR Grants in Last Fiscal Year...................................  10
  Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End
   Option/SAR Values......................................................  11
  Other Employee Benefit Plans............................................  11
  Certain Transactions....................................................  12
EXECUTIVE COMPENSATION AND PERSONNEL POLICIES COMMITTEE REPORT ON
 EXECUTIVE COMPENSATION...................................................  13
  Compensation Policy.....................................................  13
  1999 Company Performance................................................  14
  1999 Executive Compensation.............................................  14
  1999 Chief Executive and Former Chief Executive Compensation............  14
PERFORMANCE GRAPH.........................................................  15
APPROVAL OF THE POTLATCH CORPORATION 2000 STOCK INCENTIVE PLAN............  16
RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR..........................  19
STOCKHOLDER PROPOSAL......................................................  20


                 For directions to the meeting, you will find a map on the back cover of this Proxy Statement

                              GENERAL INFORMATION

Q:  Who is soliciting my proxy?

A: We--the Board of Directors of Potlatch Corporation--are sending you this Proxy Statement in connection with our solicitation of proxies for use at Potlatch's 2000 Annual Meeting of Stockholders. Certain directors, officers and employees of Potlatch and D.F. King (a proxy solicitor) also may solicit proxies on our behalf by mail, phone, fax or in person.

Q:  Who is paying for this solicitation?

A: Potlatch will pay for the solicitation of proxies, including D.F. King's estimated fee of $8,000 plus out-of-pocket expenses. Potlatch also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of Potlatch common stock.

Q:  What am I voting on?

A: The election of Reuben F. Richards, Judith M. Runstad and Frederick T. Weyerhaeuser to the Board of Directors, the approval of the Potlatch Corporation 2000 Stock Incentive Plan, the ratification of the selection of KPMG LLP as independent auditor, and if properly presented, a stockholder proposal urging declassification of the Board of Directors.

Q:  Who can vote?

A: Only those who owned common stock at the close of business on March 21, 2000, the record date for the Annual Meeting, can vote. If you beneficially owned common stock on the record date, you have either four votes or one vote per share for each director up for election at the Annual Meeting. You have four votes per share if you have owned the share continuously since March 1, 1996, or you acquired it through Potlatch's tax-qualified employee benefit plans or its dividend reinvestment plan. You have one vote per share in all other circumstances. If you own your shares of common stock in "street" or "nominee" name, we assume that each of your shares has only one vote. To have four votes per share, you must prove that you have beneficially owned the shares continuously from March 1, 1996. You can do this by signing the certification on your proxy. Potlatch may still require additional evidence of continuous ownership.

Q:  What does "beneficially owned" mean?

A: Under the Securities and Exchange Commission's definition, "beneficial ownership" of shares means shares over which a person has sole or shared voting or investment power.

Q:  When do I get four votes a share?

A: You get four votes per share when you hold the share for at least 48 consecutive calendar months (dating from the first day of the first full month on or after the date you acquire beneficial ownership of the share) before the record date for a stockholders' meeting. On certain matters, Potlatch's Restated Certificate of Incorporation gives you only one vote per share.

Q:  How do I vote and can I revoke my proxy?

A: You may vote your shares either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person. By voting in person, you automatically revoke your proxy. You also may revoke your proxy at any time before the voting by giving the Secretary written notice of your revocation or by submitting a later-dated proxy. If you return your proxy but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of the nominees for director, FOR the approval of the 2000 Stock Incentive Plan, FOR the ratification of the selection of independent auditor, and if properly presented AGAINST a stockholder proposal urging declassification of the Board of Directors.

Q:  What constitutes a quorum?

A: On the record date, Potlatch had 28,667,284 shares of common stock, $1.00 par value, outstanding. Voting can take place at the Annual Meeting only if stockholders owning a majority of the voting power of the common stock (that is, a majority of the total number of votes entitled to be cast) and one-third of the total number of shares outstanding on the record date are present either in person or by proxy. If you do not vote, or if a broker holding your shares in "street" or "nominee" name indicates to us on a proxy that you have not voted and it lacks discretionary authority to vote your shares, we will not consider your shares as present or entitled to vote for any purpose.

    Directors need the affirmative vote of holders of a majority of the voting power present and entitled to vote to be elected. Approval of the 2000 Stock Incentive Plan, ratification of the selection of independent auditor and if properly presented at the meeting, approval of a stockholder proposal urging declassification of the Board of Directors also require the affirmative vote of holders of a majority of the voting power present and entitled to vote.

Q:  What happens if I withhold my vote for an individual director?

A:  Withheld votes are counted as "no" votes for the individual director.

Q:  When are stockholder proposals for the 2001 Annual Meeting due?

A: To be considered for inclusion in management's proxy statement for Potlatch's 2001 Annual Meeting of Stockholders, a stockholder proposal must be received at Potlatch's offices no later than November 28, 2000. All stockholder proposals must meet the requirements of Rule 14a-8 of the Securities Exchange Act of 1934.

Q:  What matters may be presented to the stockholders at an Annual Meeting?

A: Potlatch's By-laws specify the matters that may be presented to stockholders at an Annual Meeting as:

    .  matters listed in the notice of meeting;
    . matters presented by the Board of Directors; and . matters properly presented by stockholders. See the next question.

Q: If I did not submit a stockholder proposal to Potlatch by the deadline for inclusion in the proxy statement, how do I present matters to stockholders at an Annual Meeting?

A: Under Potlatch's By-laws, a stockholder must give written notice to the Secretary by February 1 of the matter to be presented at that year's Annual Meeting. To present a matter at the 2000 Annual Meeting, the stockholder must have given written notice to the Secretary by February 1, 2000.

Q: If any other matter is presented at the Annual Meeting, who has authority to vote on the matter?

A: We do not expect any matters, other than those included in the proxy statement, to be presented at the 2000 Annual Meeting. If other matters are presented, the individuals named as proxies will have discretionary authority to vote your shares on the matter.

Q:  How do I recommend someone to be a nominee for Potlatch director?

A: A stockholder may recommend nominees for director to the Nominating and Corporate Governance Committee of the Board of Directors by giving the Secretary a written notice by February 1 before the Annual Meeting of Stockholders. The notice must include the full name, age, business and residence addresses, and principal occupation or employment of the nominee. It must also include the number of shares of Potlatch common stock the nominee beneficially owns, any other information about the nominee that must be disclosed in proxy solicitations under Rule 14(a) of the Securities Exchange Act of 1934 and the nominee's written consent to the nomination and to serve, if elected.

                             ELECTION OF DIRECTORS

  Potlatch's Board of Directors is divided into three classes serving staggered three-year terms. At the Annual Meeting, you and the other stockholders will elect three individuals to serve as directors until the 2003 Annual Meeting or until the end of the calendar year in which a director becomes 72. We anticipate that Mr. R.F. Richards will retire at the end of 2001. Upon his retirement, the Board may elect a new director to complete his term or reduce the number of directors. Each of the nominees is now a member of the Board of Directors.

  The individuals named as proxies will vote the enclosed proxy FOR the election of all nominees unless you direct them to withhold your votes. If any nominee becomes unable to serve as a director before the meeting (or decides not to serve), the individuals named as proxies may vote for a substitute or we may reduce the number of members of the Board. We recommend a vote FOR each nominee.

  Below are the names and ages of the directors, the years they became directors, their principal occupations or employment for at least the past five years and certain of their other directorships.

Nominees for Election for a Three-Year Term Ending With the 2003 Annual Meeting of Stockholders

  .  Reuben F. Richards          Age 70, a director since 1974. Retired;
                                 Chairman of the Board of Terra Industries
                                 Inc. (an agricultural company) from May 1983
                                 through April 1996, and Chairman of the Board
                                 of Minorco (U.S.A.) Inc. (a natural resources
                                 company) from May 1990 through March 1996 and
                                 its President and Chief Executive Officer
                                 from February 1994 through March 1996. Also a
                                 director of Ecolab Inc., Engelhard
                                 Corporation and Santa Fe Energy Resources,
                                 Inc.

  .  Judith M. Runstad           Age 55, a director since 1999. Of counsel,
                                 formerly a partner, of Foster Pepper &
                                 Shefelman PLLC (a law firm). Also a director
                                 of Wells Fargo & Co., and SAFECO Corporation.

  .  Frederick T. Weyerhaeuser*  Age 68, a director since 1960. Retired;
                                 Chairman of the Board and Treasurer of
                                 Clearwater Investment Trust (a financial management company) from April 1987 through March 1998.

Directors Continuing in Office Until the 2002 Annual Meeting of Stockholders

  .  Kenneth T. Derr             Age 63, a director since 1994. Retired;
                                 Chairman of the Board and Chief Executive
                                 Officer of Chevron Corporation (an
                                 international oil company) from January 1989
                                 through December 1999. Also a director of
                                 AT&T and Citigroup, Inc.

  .  Toni Rembe                  Age 63, a director since 1975. A partner of
                                 Pillsbury Madison & Sutro LLP (a law firm)
                                 since 1971. Also a director of SBC
                                 Communications Inc.

  .  Charles R. Weaver           Age 71, a director since 1987. Retired;
                                 Chairman of the Board and Chief Executive
                                 Officer of The Clorox Company (a household
                                 consumer products company) from April 1986
                                 through June 1992.

--------
* Dr. W.T. Weyerhaeuser and Mr. F.T. Weyerhaeuser are first cousins.

  .  William T. Weyerhaeuser*    Age 56, a director since 1990. A Clinical
                                 Psychologist in Tacoma, Washington since 1975
                                 and owner and Chairman of the Board of YCOM
                                 Networks. Also a director of Clearwater
                                 Management Company, Inc., and Columbia
                                 Banking System, Inc.


Directors Continuing in Office Until the 2001 Annual Meeting of Stockholders

  .  Richard A. Clarke           Age 69, a director since 1985. Retired;
                                 Chairman of the Board of Pacific Gas and
                                 Electric Company (a public utility) from May
                                 1986 through June 1995 and its Chief
                                 Executive Officer from May 1986 through June
                                 1994. Also a director of CNF Transportation
                                 Inc., PG&E Corporation and Pacific Gas and
                                 Electric Company.

  .  Vivian W. Piasecki          Age 69, a director since 1992. Member of the
                                 Board of Overseers for the University of
                                 Pennsylvania School of Nursing and Penn
                                 Nursing Network (a health service and
                                 educational institution).

  .  Robert G. Schwartz          Age 71, a director since 1973. Retired;
                                 Chairman of the Board of Metropolitan Life
                                 Insurance Company (a life insurance company)
                                 from February 1983 through March 1993 and its
                                 President and Chief Executive Officer from
                                 September 1989 through March 1993. Also a
                                 director of COMSAT Corporation, Consolidated
                                 Edison Company of New York, Inc., Lowe's
                                 Companies, Inc., and Metropolitan Life
                                 Insurance Company.

  .  L. Pendleton Siegel         Age 57, a director since 1997. Our Chairman
                                 of the Board and Chief Executive Officer
                                 since May 1999. Our President and Chief
                                 Operating Officer from May 1994 to May 1999.

--------
* Dr. W.T. Weyerhaeuser and Mr. F.T. Weyerhaeuser are first cousins.

Committees of the Board of Directors; Meetings

  We have four standing committees.

The Audit Committee

  . Reviews with the independent auditor the auditor's annual report and scope of the next audit.

  .  Nominates the independent auditor to the Board of Directors.

  . Reviews any consulting services provided by the independent auditor and evaluates the effect this may have on the auditor's independence.

  . Reviews with external and internal auditors the adequacy of internal accounting and control systems.

  . Reviews with management and auditors the accounting and financial reporting requirements and practices.

  The members are Richard A. Clarke, Kenneth T. Derr, and Vivian W. Piasecki. The Audit Committee met twice in 1999.

The Executive Compensation and Personnel Policies Committee

  . Reviews annually and recommends to the Board of Directors our Chairman and Chief Executive Officer's total compensation.

  . Reviews annually our Chairman and Chief Executive Officer's recommendations on base salaries and incentive awards for certain senior officers.

  . Administers the stock incentive plans and the Management Performance Award Plan.

  . Reviews compensation and benefit plans and practices, and recommends changes.

  The members are Reuben F. Richards, Robert G. Schwartz, Charles R. Weaver, Frederick T. Weyerhaeuser and William T. Weyerhaeuser. The Executive Compensation and Personnel Policies Committee met four times in 1999.

The Nominating and Corporate Governance Committee

  .  Recommends the size of the Board of Directors.

  . Recommends nominees for election as directors and for service on committees of the Board.

  . Reviews compensation and retirement policies for directors, and recommends changes.

  . Reviews and makes recommendations on our corporate governance guidelines and other governance issues.

  The members are Richard A. Clarke, Toni Rembe, Judith M. Runstad, Robert G. Schwartz and Frederick T. Weyerhaeuser. The Nominating and Corporate Governance Committee met four times in 1999.

The Finance Committee

  . Reviews and makes recommendations on financings and other financial matters.

  The members are Toni Rembe, Reuben F. Richards, L. Pendleton Siegel and William T. Weyerhaeuser. The Finance Committee met twice in 1999.

                                STOCK OWNERSHIP

Beneficial Ownership of Certain Stockholders, Directors and Executive Officers

  This table shows the number of shares beneficially owned as of January 1, 2000 by: (1) the owner of more than 5% of the common stock; and (2) each director, each executive officer named in the Summary Compensation Table on page 9 and all directors and executive officers as a group. The numbers of shares reported are based on data provided to us by the beneficial owners of the shares. Except as noted, each owner has sole voting and investment power over the shares shown in this table.


                                       Amount and Nature of
                                  Common Stock Beneficially Owned
                             -----------------------------------------  Common
                              Number of Shares   Right to   Percent of   Stock
                             Beneficially Owned Acquire (1)   Class    Units (2)
                             ------------------ ----------- ---------- ---------
  Stockholders
  Capital Research and
   Management
   Company (3).............      2,636,800 (3)         --      9.1%         --
    333 South Hope Street
    Los Angeles, CA 90071
  Directors and Other Named
   Executive Officers
  Richard A. Clarke........          4,278 (4)      2,500        *       5,228
  Kenneth T. Derr..........            500          2,500        *       3,286
  Vivian W. Piasecki.......        115,866 (5)      2,500        *       8,782
  Toni Rembe...............          3,532          2,500        *      10,037
  Reuben F. Richards.......          1,200          2,500        *       8,849
  Judith M. Runstad........            315             --        *          --
  Robert G. Schwartz.......          5,000          2,500        *      14,474
  L. Pendleton Siegel......         22,659        127,550        *       4,704
  Charles R. Weaver........          1,000          2,500        *       5,228
  Frederick T.
   Weyerhaeuser............      1,380,897 (6)      2,500      4.8%      5,228
  William T. Weyerhaeuser..        918,028 (7)      2,500      3.2%     14,768
  John M. Richards.........         33,144 (8)    223,650        *          --
  Richard L. Paulson.......          3,287         35,200        *       2,690
  Charles R. Pottenger.....         10,654         69,900        *          --
  Thomas J. Smrekar........         18,821         61,100        *          --
  Sandra T. Powell.........         10,515         24,850        *          --
  Richard K. Kelly.........          3,039         22,500        *          --
    Directors and executive
     officers as a group
     (20 persons including
     those named above)....      2,305,414 (9)    605,400      9.9%     83,671

  *  Less than 1%.

 (1) Shares the officers and directors could acquire by exercising stock options within 60 days of January 1, 2000.

 (2) Common stock units as of March 3, 2000. These stock units are not actual shares of common stock and have no voting power. For directors other than Mr. Siegel, the units represent deferred directors' fees and the vested portion of the common stock units received when the directors' retirement plan was terminated in 1996. For Mr. Siegel and Mr. Paulson, the units represent deferred Management Performance Award Plan incentive payments. Potlatch converts the units into cash and pays the person according to an election the person makes prior to deferring fees or incentives.

 (3)  According to a Schedule 13G dated February 11, 2000.

                                                 (notes continued on next page)

(4) Includes 4,278 shares held jointly by Mr. Clarke and his spouse as to which Mr. Clarke shares voting and investment power.

(5) Does not include 4,220 shares held by Mrs. Piasecki's spouse and 17,020 shares held by trusts where he is a trustee and shares voting and investment power. Mrs. Piasecki disclaims beneficial ownership of all these shares.

(6) Includes a total of 1,346,980 shares held by trusts where Mr. F.T. Weyerhaeuser is a trustee and shares voting and investment power for 1,158,464 shares and 267 shares held by a foundation where
     Mr. F.T. Weyerhaeuser is a member of the investment committee and shares investment power. Does not include 8,032 shares held by his spouse's revocable trust. Mr. F.T. Weyerhaeuser disclaims beneficial ownership of all these shares.

(7) Includes a total of 878,528 shares held by trusts where Dr. W.T. Weyerhaeuser is a trustee and shares voting and investment power for 773,509 shares. Also includes 267 shares held by a foundation where
     Dr. W.T. Weyerhaeuser is a trustee and shares investment power. Does not include 2,700 shares held by his spouse. Dr. W.T. Weyerhaeuser disclaims beneficial ownership of all these shares.

(8) Does not include 200 shares held by Mr. J.M. Richards' spouse as custodian for his minor child. Mr. Richards disclaims beneficial ownership of these shares.

(9) Includes the shares stated in the table for each director and named executive officer without duplication of 232,811 shares attributable to both Mr. F.T. Weyerhaeuser and Dr. W.T. Weyerhaeuser.

Section 16(a) Beneficial Ownership Reporting Compliance

  Under U.S. securities laws, directors, certain executive officers and any person holding more than 10% of Potlatch's common stock must report their initial ownership of the common stock and any changes in that ownership to the Securities and Exchange Commission. The Securities and Exchange Commission has designated specific due dates for these reports and Potlatch must identify in this Proxy Statement those persons who did not file these reports when due. Based solely on its review of copies of the reports filed with the Securities and Exchange Commission and written representations of its directors and executive officers, Potlatch believes all persons subject to reporting, except Controller Terry L. Carter and Group Vice President Charles R. Pottenger, filed the required reports on time in 1999. Mr. Carter failed to file a timely Form 4 for April 1999 reporting the exercise of a tandem stock appreciation right for 800 shares of Potlatch common stock. This transaction was reported as a late Form 4 filing in November 1999. Mr. Pottenger failed to file a Form 4 for April 1999 reporting the sale of 419 shares of Potlatch common stock. This transaction was reported as a late Form 4 filing in December 1999.

          COMPENSATION OF DIRECTORS AND THE NAMED EXECUTIVE OFFICERS

  This section describes the compensation for services to Potlatch in 1999, paid or payable to, or deferred for the accounts of, the directors, the Chief Executive Officer, the retired Chief Executive Officer, each of the four other most highly compensated executive officers who were serving at the end of 1999, and for one individual who served as an executive officer during a portion of 1999.

Compensation of Directors

  Annual Compensation. Each outside director, that is a director who is not a Potlatch employee, receives a fixed annual fee of $24,000. Each outside director also receives a $1,200 fee for each meeting of the Board of Directors or a committee of the Board that the director attends in person or by telephone. In addition, each chairman receives an additional annual fee of $3,000. Directors may defer receiving any of these fees.

  When a director defers fees, he or she elects to have the deferred fees credited with interest, or converted into common stock units. These common stock units are then credited with amounts equal to the dividends that are paid on the same amount of common stock.

  During 1999, Potlatch paid to directors, or deferred on their behalf, a total of $482,826 in fees. Potlatch also reimbursed the directors for their reasonable out-of-pocket expenses in attending Board and committee meetings. The Board of Directors met eight times in 1999. Each director except Kenneth
T. Derr attended at least 75% of the total Board and applicable committee meetings.

  Stock Options. Under the Potlatch Corporation 1995 Stock Incentive Plan, Potlatch grants each outside director a nonqualified stock option to purchase 5,000 shares of common stock in December of his or her first year as a director. Each December after that, Potlatch grants each outside director an additional nonqualified stock option to purchase 2,500 shares of common stock. In December 1999, Potlatch granted each outside director, except Judith M. Runstad, a nonqualified stock option to purchase 2,500 shares of common stock at an exercise price of $41.375 per share. Ms. Runstad, a new Director in 1999, received a nonqualified option to purchase 5,000 shares of common stock at an exercise price of $41.375. These options will vest in two equal installments on the first and second anniversaries of the grant date. These options will expire ten years after the grant date unless earlier terminated or exercised.

Compensation of the Named Executive Officers--Summary Compensation Table


                                                          Long-Term
                                                         Compensation
                                                            Awards
                                                         ------------
                                    Annual Compensation   Securities         All
                                    --------------------- Underlying        Other
  Name and Principal Position  Year  Salary   Bonus (1)  Options/SARs  Compensation (2)
  ---------------------------  ---- --------- -----------------------  ----------------
  L. Pendleton Siegel......    1999  $487,795 $ 182,900     60,000         $ 27,443
    Chairman of the Board      1998   403,400   165,600     34,000           49,883
     and Chief Executive       1997   389,705        --     17,500           23,541
     Officer

  John M. Richards (3).....    1999  $289,280 $ 114,700         --         $146,402
    Retired Chairman of the    1998   561,675   276,700         --           23,590
     Board And Chief           1997   541,970        --     60,000          129,916
     Executive Officer

  Richard L. Paulson.......    1999  $313,960 $  99,700     34,000         $ 96,236
    President and Chief        1998   211,500    63,800     16,000            8,883
     Operating Officer         1997   199,500        --      5,200           10,660

  Charles R. Pottenger.....    1999  $313,800 $  77,500     16,000         $ 16,838
    Group Vice President,      1998   303,175    87,100     16,000           12,733
     Pulp and Paper            1997   292,920        --      9,650           16,078

  Thomas J. Smrekar........    1999  $273,050 $  67,500         -- (4)     $344,549
    Group Vice President       1998   264,400    76,000     16,000           11,105
                               1997   252,700        --      8,200           13,839

  Sandra T. Powell.........    1999  $219,950 $  60,400         -- (5)     $ 11,745
    Senior Vice President,     1998   193,000    59,700     13,000           14,165
     Finance and Chief         1997   164,900        --      3,500           34,763
     Financial Officer

  Richard K. Kelly.........    1999  $206,290 $  53,900     13,000         $ 10,462
    Group Vice President,      1998   173,750    42,800      5,800            7,298
    Wood Products              1997   166,700        --      3,450            9,085

(1) Paid 80% in cash and 20% in common stock (or common stock units). When an executive officer defers bonus compensation, 20% (or more if the executive elects) is deferred in the form of common stock units. No bonuses were paid for 1997 under the Management Performance Award Plan because Potlatch's earnings did not meet the minimum requirements under the plan.

(2) This column represents matching contributions by Potlatch under the Salaried Employees' Savings Plan. Mr. Siegel's 1998 amount includes $32,940 as relocation costs. Mr. Richards' 1999 amount includes $117,688 for unused vacation pay paid upon his retirement and his 1997 amount includes $95,196 for unused vacation payable under California law. Mr. Paulson's 1999 amount includes $80,370, as relocation costs. Mr. Smrekar's 1999 amount includes $42,212 for unused vacation and $274,380 as a severance payment. Ms. Powell's 1998 amount includes $5,815 for unused vacation and $26,300 in 1997 as relocation costs.

(3) Mr. J.M. Richards' 1999 salary was paid through June 1999, the effective date of his retirement as an employee. He was not granted any options in 1998 or 1999 because he retired in 1999.

(4) Mr. Smrekar was not granted any options in 1999 because he retired in 1999.

(5) Ms. Powell was not granted any options in 1999 as she will retire in 2000.

Option/SAR Grants in Last Fiscal Year


                                       Individual Grants (1)
                           ----------------------------------------------
                            Number of    % of Total
                            Securities  Options/SARs
                            Underlying   Granted To  Exercise             Grant Date
                           Options/SARs Employees in   Price   Expiration  Present
  Name                       Granted    Fiscal Year  Per Share    Date    Value (2)
  ----                     ------------ ------------ --------- ---------- ----------
  L. Pendleton Siegel.....    60,000         12%      $41.375  12/2/2009   $574,800
  John M. Richards (3)....        --         --            --         --         --
  Richard L. Paulson......    34,000          7%       41.375  12/2/2009    325,720
  Charles R. Pottenger....    16,000          3%       41.375  12/2/2009    153,280
  Thomas J. Smrekar (3)...        --         --            --         --         --
  Sandra T. Powell (4)....        --         --            --         --         --
  Richard K. Kelly........    13,000          2%       41.375  12/2/2009    124,540

(1) These options were granted on December 2, 1999, and become exercisable for 50% of the shares on December 2, 2000 and for the remaining 50% on December 2, 2001. If a "change in control" of Potlatch occurs after June 2, 2000, all non-vested options become exercisable in full and would include stock appreciation rights on all vested options.

(2) We calculated this amount using the Black-Scholes option pricing model, a complex mathematical formula that uses six different market-related factors to estimate the value of stock options. The factors are stock price at date of grant, option exercise price, option term, risk-free rate of return, stock volatility and dividend yield. The Black-Scholes model generates an estimate of the value of the right to purchase a share of stock at a fixed price over a fixed period. The actual value, if any, an executive realizes will depend on whether the stock price at exercise is greater than the grant price, as well as the executive's continued employment through the two-year vesting period and the 10-year option term. The following assumptions were used to calculate the Black-Scholes value:

     Stock price at date of grant     =   $41.375
     Option exercise price            =   $41.375
     Option term                      =   10 years
     Risk-free rate of return         =   Based on 10-year U.S. Treasury Notes
     Company stock volatility         =   Based on prior 3-year monthly stock price
     Company dividend yield           =   4.21 %
     Calculated Black-Scholes Value   =   $9.58 per option

     If the Black-Scholes option pricing model were applied to all outstanding Potlatch shares as of December 2, 1999, the grant date, the assumed increased present value for all stockholders would be about $278 million. There is no assurance that the value received by the named executive officers or Potlatch's stockholders will be at or near the estimated value derived by the Black-Scholes model.

(3) Mr. J.M. Richards and Mr. Smrekar were not granted any options because they retired in 1999.

(4)  Ms. Powell was not granted any options because she will retire in 2000.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

                                             Number of
                                       Securities Underlying     Value of Unexercised
                                            Unexercised              In-the-Money
                                           Options/SARs              Options/SARs
                  Shares                At Fiscal Year-End      At Fiscal Year-End (1)
                 Acquired    Value   ------------------------- -------------------------
  Name          on Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
  ----          ----------- -------- ----------- ------------- ----------- -------------
  L.
   Pendleton
   Siegel....       --         --      127,550      77,000      $368,388     $311,875
  John M.
   Richards..       --         --      223,650          --       419,213           --
  Richard L.
   Paulson...       --         --       35,200      42,000       102,650      165,500
  Charles R.
   Pottenger..     4,100     22,388     69,900      24,000       183,063      107,000
  Thomas J.
   Smrekar...       --         --       61,100          --       201,419           --
  Sandra T.
   Powell....       --         --       24,850       6,500       101,600       44,688
  Richard K.
   Kelly.....       --         --       22,500      15,900        60,400       62,188

(1) Based on the closing stock price in The New York Stock Exchange Composite Transactions Report for Potlatch's common stock at December 31, 1999 of $44.625 per share.

Other Employee Benefit Plans

  Pension Plan Table. This table shows the estimated annual pension benefits payable under Potlatch's Salaried Employees' Retirement Plan and Supplemental Benefit Plan at normal retirement date to a person with the average annual earnings and years of credited service shown.

   Average
    Annual
   Earnings                     Years of Credited Service
  ----------     -----------------------------------------------------------------------
                    20             25             30             35             40
                 --------       --------       --------       --------       --------
  $  200,000     $ 56,490       $ 70,613       $ 84,735       $ 98,858       $108,858
     400,000      116,490        145,613        174,735        203,858        223,858
     600,000      176,490        220,613        264,735        308,858        338,858
     800,000      236,490        295,613        354,735        413,858        453,858
   1,000,000      296,490        370,613        444,735        518,858        568,858


  In calculating final average annual earnings, the Retirement Plan and the Supplemental Benefit Plan recognize overtime, awards under the Management Performance Award Plan and other incentive payments (excluding stock option gain) paid or deferred after 1987. The plans recognize incentives in the year paid. For participants who must retire at 65, the plans calculate benefits as if the participant received a standard award under the Management Performance Award Plan. Benefits under the plans are computed as straight-life annuity amounts and are not subject to reduction by Social Security or other benefits.

  The 1999 compensation of Mr. Siegel, Mr. J.M. Richards and the other named executive officers recognized by the Retirement Plan and the Supplemental Benefit Plan and their years of service for calculation of retirement plan benefits are:

  Name                                             Compensation Years of Service
  ----                                             ------------ ----------------
  L. Pendleton Siegel.............................   $689,495          21
  John M. Richards................................    626,285          35
  Richard L. Paulson..............................    387,985          39
  Charles R. Pottenger............................    419,911          32
  Thomas J. Smrekar...............................    365,590          26
  Sandra T. Powell................................    286,100          32
  Richard K. Kelly................................    258,415          24

  Severance Program for Executive Employees. Under the Severance Program for Executive Employees, participants who are terminated for reasons other than misconduct, who resign within two years after a material change in compensation, benefits, assigned duties, responsibilities, privileges or perquisites, or who resign rather than relocate at Potlatch's request can receive severance pay of up to 12 months' base salary and benefits for the same period under Potlatch's medical, dental, basic accidental death and dismemberment, and life insurance plans.

  Participants who are terminated or resign under the circumstances described above after a "change in control" of Potlatch can receive severance pay of 2 1/2 to 3 times base salary, plus standard bonus depending on the participants present position. The participant can also receive benefits for 2 1/2 to 3 years under Potlatch's medical, dental, disability, basic accidental death and dismemberment, and life insurance plans, and the value of their unvested benefits, if any, in the Salaried Employees' Savings Plan, Retirement Plan and Supplemental Benefit Plan. We will offset any Federal excise and related income taxes payable on all payments received by a participant. All principal officers, vice presidents and other designated employees are eligible to participate in the program.

Certain Transactions

  From time to time, Potlatch engages in transactions with companies where one of Potlatch's executive officers or directors or a member of his or her immediate family has a direct or indirect interest. All of these transactions, including those described below, are in the ordinary course of business and at competitive rates and prices.

  Pillsbury Madison & Sutro LLP, where Ms. Rembe is a partner, provides legal services to Potlatch.

  Potlatch also purchases products from and has from time to time sold products to Idaho Forest Industries, Inc., where Mr. J.M. Richards has an equity interest and where Mr. Richards' brother, W. Thomas Richards, is Chairman of the Board. Through June 30, 1999, the effective date of Mr. J.M. Richards' retirement as an employee, Potlatch purchased approximately $1.7 million in products from, and sold approximately $0.8 million in products to, Idaho Forest Industries, Inc.

  In addition, Potlatch employs Todd Smrekar, the son of Thomas J. Smrekar, as a plant manager. In 1999, Potlatch paid Todd Smrekar $85,480 for his services and made matching contributions of $3,223 under the Salaried Employees' Savings Plan.

        EXECUTIVE COMPENSATION AND PERSONNEL POLICIES COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

Compensation Policy

  Our goal is to attract, retain and reward a highly competent and productive employee group. To do so, we try to provide a total compensation package that competes favorably with those offered within the paper and forest products industry, general industry and the geographic areas in which Potlatch operates. Our current compensation package includes a mix of base salary, short-term and long-term incentive opportunities and other employee benefits. Changes in compensation are based on an individual's performance, Potlatch's profits and the competitive marketplace. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for annual compensation in excess of $1 million paid to the Company's Chief Executive Officer and the other named executive officers. We believe that what we pay under the Management Performance Award Plan is deductible because a participant must defer any payment that causes the participant's compensation to exceed $1 million.

  Our Executive Compensation and Personnel Policies Committee administers executive compensation programs, policies and practices. As part of its responsibilities, the Committee periodically reviews our executive pay structure to make sure that our target and actual cash and incentive compensation programs are competitive. It does this by examining surveys of general industry and paper and forest products industry information on base salaries and short-term and long-term incentives prepared by an independent compensation consulting firm. These surveys include data from a broad base of general industry companies and from a base of paper and forest products companies. This latter base is broader than the S&P Paper & Forest Products Index. The Committee includes general industry surveys in its review because it believes that Potlatch competes for executive talent against a wider spectrum of companies than those in the paper and forest products industry. The Committee considers the median level of the market as adjusted for company size as competitive.

  Base Salary. The base salary policy provides for compensation at competitive levels. We draw comparative data from independent, job-specific compensation surveys that, depending on participation and on the position under review, cover between 15 and 30 paper and forest products companies, many of which are in the S&P Paper & Forest Products Index, and over 300 general industry companies. The Committee considers the median level of the market as adjusted for company size as competitive. It awards increases in executive base salary for individual performance based on the executive's performance plan. These performance plans contain specific measures, both quantitative and qualitative, related to higher earnings, increased productivity, improved safety performance, and compliance with environmental requirements. Increases generally reflect established merit increase guidelines applicable to all salaried employees.

  Management Performance Award Plan. The Management Performance Award Plan provides the potential for annual incentives that are paid in a combination of cash and Potlatch common stock. We designed the plan to create an incentive for key employees, including the Chief Executive Officer and the other named officers, who are in a position to contribute to and therefore influence Potlatch's annual profit performance on an ROE basis. The plan's administrative rules do not permit awards unless Potlatch's earnings meet specified minimum requirements. The plan also permits us to limit the amount or change the time and form of incentive payment if total awards exceed 4% of pre-tax earnings.

  Stock Incentive Plans. The purpose of the stock incentive plans is to further align employees' interests with Potlatch's long-term performance and, therefore, the long-term interests of the stockholders. We grant options to employees who are in the position to influence business results. We base target grants on specific gain objectives by responsibility level. The goal is to provide a grant opportunity at the median level of competitive practice as measured by a survey of long-term incentive grant practices among major industrial companies. We consider individual performance against performance plans and potential in determining the actual amount of the grant. Since the exercise prices provided in the options represent the fair market value of the common stock when granted, the options have no value unless the common stock price appreciates in the future. The options vest in 50% increments on the first and second anniversaries of the grant. Optionees may exercise their options using either cash or shares of Potlatch common stock.

1999 Company Performance

  In 1999, Potlatch's basic earnings per share were $1.41 for a return on common stockholders' equity (or ROE) of 4.4%. Potlatch's ROE of 4.4% was below the industry's average ROE performance of 10.8% in 1999, as measured by a sample of 16 major forest products companies.*

1999 Executive Compensation

  Potlatch's executive compensation for 1999 consisted of three elements: base salary, a cash and common stock bonus payment under the Management Performance Award Plan and stock options under the stock incentive plans.

  The Committee determined base salaries for Messrs. Siegel, J.M. Richards, Paulson, Pottenger, Smrekar, Kelly and Ms. Powell following the principles set forth above--namely, competitive levels and each individual's performance against his performance plan. In determining bonus payments for these individuals for 1999 under the Management Performance Award Plan, the Committee considered Potlatch's ROE performance against the forest products companies* as well as each individual's performance against his or her performance plan. The Committee also considered each individual's performance against his or her performance plan, and each individual's potential, in recommending 1999 stock option grants.

1999 Chief Executive and Former Chief Executive Compensation

  The compensation of our Chairman and Chief Executive Officer, Mr. Siegel, similarly consisted of base salary and a cash and common stock bonus payment under the Management Performance Award Plan. In determining Mr. Siegel's new base salary as Chairman and Chief Executive Officer, the Committee considered chief executive officer pay information for approximately 25 paper and forest products companies and over 200 general industry companies and the Company's guidelines for all salaried employees, which resulted in a 29% increase from his previous base salary as President and Chief Operating Officer. In determining Mr. Siegel's bonus for 1999 under the Management Performance Award Plan, the Committee considered Potlatch's ROE performance against the forest products companies* as well as his performance against his performance plan.

  Mr. J.M. Richards retired as Chairman of the Board and Chief Executive Officer upon the adjournment of the Annual Meeting of Stockholders in May 1999 and retired as an employee on June 30, 1999. His 1999 compensation also consisted of base salary and a cash and common stock bonus payment under the Management Performance Award Plan. Mr. J. M. Richards received a 2.3% salary increase during 1999.

                                       The Executive Compensation and
                                       Personnel Policies Committee Members

                                       F.T. Weyerhaeuser, Chair
                                       R.F. Richards
                                       R.G. Schwartz
                                       C.R. Weaver
                                       W.T. Weyerhaeuser
--------
* The paper and forest products industry base we use for ROE comparison purposes consists of 16 major paper and forest products companies, a broader base than the 10 companies that make up the S&P Paper & Forest Products Index. Using this base has in the past created a more challenging ROE comparison than the S&P Paper & Forest Products Index since it includes companies whose ROEs have on average exceeded the ROEs of the companies included in the S&P Paper & Forest Products Index.

                        [GRAPHIC OF PERFORMANCE GRAPH]
_______________
* Assumes $100 was invested on December 31, 1994. Total return assumes quarterly reinvestment of dividends.

--------------------------------------------------------------------------------
                                 1994    1995    1996    1997    1998    1999
                                 ----    ----    ----    ----    ----    ----
Potlatch Corporation             $100    $112    $125    $130    $116    $147
S& P Paper and Forest Products    100     112     125     136     140     198
S&P 500 Composite                 100     137     167     223     228     350
--------------------------------------------------------------------------------

                     APPROVAL OF THE POTLATCH CORPORATION
                           2000 STOCK INCENTIVE PLAN
                       (Proposal Two on the Proxy Card)

                    We recommend a vote FOR this proposal.

  On December 2, 1999, we unanimously approved the Potlatch Corporation 2000 Stock Incentive Plan subject to stockholder approval at the 2000 Annual Meeting. We believe that stock options and other stock-based awards are desirable for several reasons.

  . They are an effective incentive for participating employees and directors to use their judgement, initiative and efforts to ensure the successful conduct of Potlatch's business.

  . They further align the interests of participating employees and directors with those of Potlatch's stockholders by providing an opportunity to increase stock ownership of employees and directors.

  . They encourage participating employees and directors to remain in the service of Potlatch.

  On December 2, 1999, substantially all shares available for the grant of options under Potlatch's existing 1995 Stock Incentive Plan were granted. Stockholder approval of the 2000 Stock Incentive Plan will enable Potlatch to continue its stock incentive program. The following is a summary of the principal features of the 2000 Stock Incentive Plan. A complete copy of the 2000 Plan is available without charge from Betty R. Fleshman, Secretary, Potlatch Corporation, 601 W. Riverside Ave, Suite 1100, Spokane, WA 99201.

Description of the 2000 Stock Incentive Plan

  The Executive Compensation and Personnel Policies Committee of the Board of Directors administers the 2000 Stock Incentive Plan. This committee determines who receives an award under the plan and the size of the award. Officers and other key employees of Potlatch and its subsidiaries are eligible to receive awards. In addition, directors who are not employees of Potlatch are eligible for nondiscretionary, nonqualified stock option awards. Approximately 175 employees and 10 outside directors are eligible to participate in the 2000 Plan. A total of 1,400,000 shares of Potlatch common stock may be issued to participants under the 2000 Plan. We anticipate awarding these shares over the next three years.

  The 2000 Plan provides for the grant of awards to employees in the form of nonqualified stock options or incentive stock options, restricted stock, or other types of incentive or performance stock-based awards.

  The Executive Compensation and Personnel Policies Committee determines the terms of restricted stock and other stock-based awards. At this time, the committee expects that stock option awards under the 2000 Plan will be made solely in the form of nonqualified stock options. However, future awards under the 2000 Plan may be in any form authorized by the plan. This includes issuing shares as all or part of an award under the Management Performance Award Plan or to pay directors' fees.

  The option exercise price must be at least 100% of the fair market value of Potlatch's common stock on the date of grant. Options granted under the 2000 Plan will not be assignable except by will or the laws of descent and distribution. The Executive Compensation and Personnel Policies Committee determines when employees' options are exercisable. Each employee's option normally terminates three months after employment is terminated. In cases of misconduct, the option terminates when employment terminates. If the reason for the termination is disability, death, or retirement under the Salaried Employees Retirement Plan, each option remains in effect for the full term of the option.

Only options that are vested on the date of termination are exercisable after termination. An option can never be exercised more than ten years after the date of grant. The option exercise price may be paid in cash; by the surrender of shares of Potlatch's common stock, owned by the individual exercising the option, which are equal in value to the option exercise price; or in any combination of cash and shares equal to the option exercise price.

  Options granted under the 2000 Plan which have been outstanding for six months or longer become permanently vested and exercisable upon a change of control event. In general, a change of control will occur:

  .  upon a merger, reorganization or consolidation of Potlatch;

  .  if a majority of the directors are not nominated by the current Board;

  . if any person or entity acquires 20% or more of the outstanding common stock or voting power of Potlatch;

  . if all or substantially all of Potlatch's assets are sold or if Potlatch is liquidated or dissolved.

  Any option described in the previous paragraph automatically includes a limited stock appreciation right callable only after a change of control event. If a stock appreciation right is called after a change of control event, the optionee will be entitled to receive on exercise an amount equal to the difference between the exercise price for the shares and the fair market value of the shares. The Executive Compensation and Personnel Policies Committee may determine whether the stock appreciation amount will be paid in cash, shares of Potlatch common stock or a combination of cash and shares. In the event of a merger or asset sale, the stock appreciation amount will be paid only in cash.

  The 2000 Plan limits the aggregate number of shares that may be awarded to any one participant in any single year to 100,000 shares.

  Under the 2000 Plan, each new outside director receives a nonqualified stock option grant for 5,000 shares on the date of the Board of Directors' first December meeting following the election of the director. Each December thereafter, each outside director receives a nonqualified stock option for 2,500 shares.

  Each outside director's nonqualified stock option vests in 50% increments on the first and second anniversaries of the grant if the person remains an outside director on the anniversary dates. Each outside director's option terminates three months after termination of service as a director. If the termination of service as a director is for cause, as defined in Potlatch's Restated Certificate of Incorporation, the option terminates when service terminates. If the reason for the termination of service is retirement after five years of service as an outside director, or death, each option remains in effect for the full term of the option. Only options that are vested on the date of termination of service are exercisable after termination. An option can never be exercised more than ten years after the date of grant.

  In the event of reorganizations, stock splits, combination of shares, stock dividends, or other recapitalization of Potlatch stock, the 2000 Plan provides for an appropriate adjustment of the:

  .  number of shares available for issuance under the plan;

  .  maximum annual limit on individual grants;

  .  number of options automatically granted to outside directors;

  .  number of shares subject to outstanding options; and

  .  exercise price of outstanding options.

  Shares subject to awards that expire or terminate under the 2000 Plan may again become available for grant.

  The 2000 Plan will terminate on December 2, 2009. We may amend, suspend, or discontinue the 2000 Plan at any time. However, stockholder approval is required to:

  .  increase the number of shares available for issuance under the plan;

  . change the designation of the class of employees eligible to receive awards;

  . reduce the exercise price at which an incentive stock option may be granted;

  .  change the plan administrator;

  . make any member of the committee that administers the plan eligible to receive an award under the plan, other than nondiscretionary awards to outside directors.

Tax Effects

  The Executive Compensation and Personnel Policies Committee expects to award only nonqualified stock options under the 2000 Plan. The tax effects of nonqualified stock option and incentive stock option awards are discussed below. The tax consequences of other awards under the 2000 Plan would depend on the form and terms of the awards.

  The optionee does not realize any taxable income when a nonqualified stock option is granted. When a nonqualified stock option is exercised, the optionee must recognize ordinary income on the difference between the option exercise price and the fair market value on the date of exercise. When the stock acquired through the exercise is sold, any gain or loss based on the fair market value of the stock on the date acquired will be taxed as short-term or long-term capital gain or loss, depending on the length of time the optionee has held the stock.

  The optionee does not realize any taxable income upon either the grant or the exercise of an incentive stock option. If the optionee disposes of the stock acquired upon the exercise of the option within two years from the date of grant or within one year from the date of exercise, the difference between the option exercise price and the fair market value on the date of exercise, limited to the gain recognized on the sale, will be taxed at ordinary income tax rates. Any gain in excess of such amount will be long-term or short-term capital gain, depending on the length of time the stock was held by the optionee. If the optionee sells the stock acquired upon exercise of the option more than one year after the date of exercise and more than two years after the date of grant, the difference between the option exercise price and sales price will be taxed as a long-term capital gain or loss.

  The spread between the incentive stock option exercise price and the fair market value of the stock on the date of exercise will be classified as an item of tax preference.

  Potlatch has no tax deduction with respect to the grant of a nonqualified stock option or the sale of stock acquired as a result of the option exercise. Potlatch does have a deduction equal to the ordinary income that the optionee is required to recognize upon exercise of a nonqualified stock option. Potlatch has no tax deduction for the grant or exercise of incentive stock options or the sale of stock acquired as a result of the option exercise. Potlatch does, however, have a tax deduction when an employee recognizes ordinary income upon a disqualifying disposition of stock acquired as a result of the exercise of an incentive stock option.

             RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITOR
                      (Proposal Three on the Proxy Card)

                    We recommend a vote FOR this proposal.

  We selected KPMG LLP as the independent auditor for Potlatch for 2000 and recommend that the stockholders ratify the selection. If the stockholders do not ratify KPMG LLP, we will consider the selection of another independent auditor.

  KPMG LLP and its predecessors, independent certified public accountants, have been the auditor for Potlatch for 48 years.

  Representatives of KPMG LLP will be present at the Annual Meeting and available to answer questions. They will also have an opportunity to make a statement.

                             STOCKHOLDER PROPOSAL
                       (Proposal Four on the Proxy Card)

                  We recommend a vote AGAINST this proposal.

  We have been notified that John Osborn, 2421 W. Mission, Spokane, WA 99201, who is the owner of 80 shares of common stock, intends to present the following proposal at the Annual Meeting:

    "RESOLVED: That Potlatch stockholders urge the Board of Directors take the necessary steps, in compliance with state law, to declassify the Board for the purpose of director elections. The board declassification shall be completed in a manner that does not affect the unexpired terms of directors previously elected.

                      Stockholder's Supporting Statement

    "Our company's board is divided into three classes of directors serving staggered three-year terms. This means an individual director faces election only once every three years, and shareholders only vote on roughly a third of the board each year. Some companies contend a declassified board insures continuity. We think continuity is insured through director re-elections.

    "We believe that annual elections can pave the way for improved board sensitivity to important shareholder issues. For example, our company naturally faces a number of important environmental issues.

    "Currently, our company is embroiled in a national controversy: the recovery of wild salmon in the Pacific Northwest. A decision to partially remove four federal dams on the lower Snake River in order to restore salmon runs is expected soon. Our company actively opposes removing these dams.

    "Our company's operations near Lewiston, Idaho, currently discharge daily over 40 million gallons of up to 92 degree water, containing dioxin and other toxics into the slackwater pool behind one of the dams being considered for removal. As our operations are currently configured, the dam's reservoir is needed to provide sufficient volume of river water to dilute our pollution. Our current pollution-disposal plan is being challenged, and if successful, could effectively halt current mill operations and harm our company.

    "Our company's position on the dams is seen as contributing to salmon extinction in rivers once traveled by Lewis and Clark on the eve of America celebrating the explorers' bicentennial.

    "Generally, shareholders have grown hostile to classified boards. In 1998, Walt Disney Company agreed to change the by-laws after the resolution passes with 65% of the vote. At Fleming and Eastman Kodak more than 70% of shareholders voted to declassify the board. In 1997, a majority of shares voted for board declassification at Bausch & Lomb, Bristol-Meyers Squibb, Eastman Kodak and Ogden.

    "Our board's relation to Weyerhaeuser may challenge some independent shareholders who might consider Weyerhaeuser a rival. Again, such shareholder skepticism might be answered, in part, through annual election.

    "A declassified board allows the company to respond quickly to changes by giving the board the ability to appoint more qualified candidates each year. A declassified board can help give our company the flexibility it needs as it moves into the next century.

    "Our board would benefit from more ambitious governance reforms; as a beginning, however, let us modestly urge our board to run annually for reelection, instead of once every three years.

    "We urge you to vote YES for this proposal."

          Board of Directors' Statement Opposing Stockholder Proposal

  We believe that the election of directors by classes for three-year staggered terms encourages a long-term versus a short-term focus and helps to assure continuity and stability of the Board and corporate policies. When directors are elected by classes, a change in the composition of a majority of the Board normally requires two annual stockholder meetings, rather than one. A classified Board serves to ensure that a majority of the directors will have experience with and in-depth knowledge of Potlatch's business. Board classification is further intended to give Potlatch valuable protection against an unsolicited takeover unfavorable to stockholders. It does this by giving incumbent directors the time and leverage necessary to negotiate a more favorable and fair result or to consider appropriate alternative strategies.

  Approval of Proposal Four does not require declassification of the Board. Under Delaware law, a proposed amendment of the Restated Certificate of Incorporation must be first approved by the Board of Directors and then approved by at least 80% of the shares outstanding.

                   POTLATCH'S ANNUAL MEETING OF STOCKHOLDERS

                         STATEHOUSE CONVENTION CENTER
                       CORNER OF MARKHAM ST. & MAIN ST.
                             LITTLE ROCK, ARKANSAS

     [Map showing directions to Potlatch's Annual Meeting of Stockholders]

DRIVING INSTRUCTIONS: From Interstate 30, take Exit 141-A (Markham Street exit) from either direction. Follow Convention Center signs to Markham Street. Turn left on Markham and the Statehouse Convention Center is immediately on the right (adjoins Excelsior Hotel). Parking decks are located immediately across from the Center and on Second and Main Streets.

                              [LOGO OF POTLATCH]

                             POTLATCH CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]

[                                                                              ]

The Board of Directors unanimously recommends a vote FOR Proposals 1,2, and 3, and AGAINST Proposal 4.
                                                                 FOR ALL (Except
1. Election of three Directors to serve until    FOR   WITHHOLD  as written
   the 2003 Annual Meeting of Stockholders-      ALL     ALL     below)
   Nominees: 01-Reuben F. Richards, 02-Judith M.
   Runstad, 03-Fredrick T. Weyerhaeuser          [ ]     [ ]        [ ]

2. Approval of the Potlatch Corporation 2000     FOR   AGAINST   ABSTAIN
   Stock Incentive Plan
                                                 [ ]     [ ]         [ ]

3. Ratification of the selection of KPMG LLP     FOR   AGAINST   ABSTAIN
   as independent auditor.
                                                 [ ]     [ ]         [ ]

4. Stockholder Proposal urging declassification  FOR   AGAINST   ABSTAIN
   of the Board of Directors.
                                                 [ ]     [ ]         [ ]

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Dated                         , 2000
     -------------------------

------------------------------
Signature

------------------------------
Signature

(Sign name exactly as imprinted hereon. For joint accounts, both owners should sign. In signing as attorney, executor, administrator, trustee, or guardian, give full title as such. If signer is a corporation, give full corporate name and sign by duly authorized officer, showing that officer's title.)

THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NOT OTHERWISE DIRECTED, FOR PROPOSALS 1, 2 AND 3, AND AGAINST PROPOSAL 4.


                            .FOLD AND DETACH HERE.


                            YOUR VOTE IS IMPORTANT.


               PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY
                           IN THE ENCLOSED ENVELOPE.

PROXY                                                                      PROXY


                             POTLATCH CORPORATION

       Proxy for Annual Meeting of Stockholders to be Held May 18, 2000

          This proxy is solicited on behalf of the Board of Directors


The undersigned hereby authorizes L. PENDLETON SIEGEL, RICHARD L. PAULSON and MALCOLM A. RYERSE as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Potlatch Corporation to be held on May 18, 2000, or at any adjournment thereof.



      IMPORTANT--This proxy must be signed and dated on the reverse side.

--------------------------------------------------------------------------------


4975--Potlatch Corporation

                              POTLATCH CORPORATION

PROXY                                                                      PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby authorizes L. PENDLETON SIEGEL, RICHARD L. PAULSON and MALCOLM A. RYERSE, as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Potlatch Corporation to be held on May 18, 2000, or at any adjournment thereof.

1. ELECTION OF THREE DIRECTORS TO SERVE UNTIL THE 2003 ANNUAL MEETING OF
   STOCKHOLDERS:

  [_] FOR all nominees listed below vote           [_] WITHHOLD AUTHORITY to
      (except as marked to the contrary below)         for all nominees listed
                                                       below

        Reuben F. Richards, Judith M. Runstad, Frederick T. Weyerhaeuser

  (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


  -----------------------------------------------------------------------------

2.APPROVAL OF THE POTLATCH CORPORATION 2000 STOCK INCENTIVE PLAN

         [_] FOR         [_] AGAINST       [_] ABSTAIN

3.RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS

         [_] FOR         [_] AGAINST       [_] ABSTAIN

4. STOCKHOLDER PROPOSAL URGING DECLASSIFICATION OF THE BOARD OF DIRECTORS.

         [_] FOR         [_] AGAINST       [_] ABSTAIN

5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

  The Board of Directors unanimously recommends a vote FOR Proposals 1,2, and 3, and AGAINST Proposal 4.

                                      (Continued and to be signed on other side)

(Continued from other side)

This proxy will be voted as directed but if not otherwise directed, FOR
  Proposals 1, 2, and 3 and AGAINST Proposal 4.

By signing below, the undersigned certifies that:

   (i) there has been NO change in the beneficial ownership of        shares
    of Common Stock covered hereby from and including March 1, 1996; and

   (ii) there has been a change in the beneficial ownership (such as a
  purchase) of        shares of Common Stock since that date.

If no certification is made, it will be deemed for purposes of this proxy that there has been a change in the beneficial ownership of all shares of Common Stock covered hereby subsequent to March 1, 1996.

                                             Dated: _____________________, 2000

                                             ----------------------------------
                                             ----------------------------------

                                             (Sign name exactly as imprinted
PLEASE DATE, SIGN AND RETURN                 hereon. For joint accounts, both
                                             owners should sign. In signing as
                                             attorney, executor,
                                             administrator, trustee or
                                             guardian, give full title as
                                             such. If signer is a corporation,
                                             give full corporate name and sign
                                             by duly authorized officer,
                                             showing the officer's title.)

                                                 [LOGO OF POTLATCH CORPORATION]

                                                       Potlatch Corporation

                                                       601 W. Riverside Ave.
                                                       Suite 1100
                                                       Spokane, WA 99201
                                                       Telephone (509) 835-1500


                                                                 March 29, 2000

Dear Bank, Broker or Nominee:

  Under the Restated Certificate of Incorporation of Potlatch Corporation, stockholders who were the beneficial owners of shares of Common Stock on the record date for the upcoming meeting of stockholders and who have owned such shares continuously from and including March 1, 1996 will be entitled to four
(4) votes per share for each such share upon submitting acceptable evidence of beneficial ownership to the Company. Stockholders who own shares of Common Stock in "street" or "nominee" name or through a broker, clearing agency, voting trustee, bank, trust company or other nominee are presumed to be entitled to exercise one (1) vote per share for each such share. To become entitled to four (4) votes per share, a stockholder must provide written proof that there has been no change in the beneficial ownership of his or her shares from and including March 1, 1996. Such proof must at least consist of a written certification in the form provided on the proxy.

  In certain circumstances, the Company may rely on your representation with respect to the beneficial owners of shares of Common Stock of Potlatch Corporation held in your name who are entitled to exercise four (4) votes per share, provided that such beneficial owners have completed and returned to you for your records written certifications in the form provided on the proxy card as to their beneficial ownership and you have forwarded a summary of such voting information on the summary proxy card on the reverse side of this letter to Potlatch Corporation or its agent. However, the Company unconditionally reserves the right to review each and every written certification on any proxy card completed by a beneficial owner of shares of Common Stock of Potlatch Corporation to determine whether such beneficial owner is entitled to exercise the claimed four (4) votes per share.

                                         Very truly yours,

                                         /s/ Betty R. Fleshman

                                         Betty R. Fleshman
                                         Secretary

PROXY                                                                     PROXY
                             POTLATCH CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby authorizes L. PENDLETON SIEGEL, RICHARD L. PAULSON and MALCOLM A. RYERSE, as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Potlatch Corporation to be held on May 18, 2000, or at any adjournment thereof.

                                Shares as to which
                                 there has been NO      Shares as to which
                               change in beneficial   there has been a change
                                  ownership since     in beneficial ownership
                                   March 1, 1996        since March 1, 1996
                              ----------------------- -----------------------
                              (Post number of shares  (Post number of shares
                               not number of votes)    not number of votes)
                                  For      Withhold       For      Withhold
                                  ---      --------       ---      --------
1.  ELECTION OF THREE
    DIRECTORS TO SERVE UNTIL
    THE 2003 ANNUAL MEETING
    OF STOCKHOLDERS:
    Reuben F. Richards               shs.        shs.        shs.        shs.
    Judith M. Runstad                shs.        shs.        shs.        shs.
    Frederick T. Weyerhaeuser        shs.        shs.        shs.        shs.
                                     shs.        shs.        shs.        shs.

                             For     Against   Abstain     For     Against   Abstain
                             ---     -------   -------     ---     -------   -------
2.  APPROVAL OF THE
    POTLATCH CORPORATION
    2000 STOCK INCENTIVE
    PLAN                       shs.      shs.      shs.      shs.      shs.      shs.
3.  RATIFICATION OF THE
    SELECTION OF KPMG
    LLP AS INDEPENDENT
    AUDITOR.                   shs.      shs.      shs.      shs.      shs.      shs.
4.  STOCKHOLDER PROPOSAL
    URGING
    DECLASSIFICATION OF
    THE BOARD OF
    DIRECTORS.                 shs.      shs.      shs.      shs.      shs.      shs.

               Post only record position. Do not tabulate votes.

5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

The Board of Directors unanimously recommends a vote FOR Proposals 1, 2, and 3, and AGAINST Proposal 4.

This proxy will be voted as directed but if not otherwise directed, FOR Proposals 1, 2, and 3, and AGAINST Proposal 4.

If the summary voting table above is not completed, it will be deemed for purposes of this proxy that there has been a change in the beneficial ownership of all Common Shares covered hereby subsequent to March 1, 1996.

                                         Dated: __________________________,2000
                                         --------------------------------------
                                         --------------------------------------
                                         --------------------------------------
                                         (Sign name exactly as imprinted
                                         hereon. In signing as attorney,
                                         executor, administrator, trustee or
                                         guardian, give full title as such. If
                                         signer is a corporation, give full
                                         corporate name and sign by duly
                                         authorized officer, showing the
                                         officer's title.)

                                              PLEASE DATE, SIGN AND RETURN

                                                                    P.O Box 9747
                                             Providence, Rhode Island 02940-9747


[LETTERHEAD OF PUTNAM INVESTMENTS]




March 29, 2000

Dear Participant of the Potlatch Savings Plan.

The Board of Directors of Potlatch Corporation is soliciting proxies to be used at the Annual Meeting of Stockholders to be held on May 18, 2000 and any adjournment thereof. Enclosed is Potlatch Corporation's Proxy Statement for its 2000 Annual Meeting of the Stockholders and a card on which you can indicate your voting instructions.

The stock in your account under the Savings Plan is held by us as Trustee. Please see the enclosed Confidential Voting Card for details on how your shares will be voted. In accordance with the time-phased voting provision of Potlatch Corporation's Restated Certificate of Incorporation, you are entitled to four votes for each share in your account on the matters to be voted upon at this year's Annual Meeting. The matters to be presented at the meeting are described in detail in the attached Notice of Meeting and Proxy Statement.

Please mark your voting instructions on the enclosed card and date, sign and return this card in the enclosed envelope. Your vote will be held in confidence.

Very Truly Yours,


Putnam Fiduciary Trust Company

          .Please fold and detach card at perforation before mailing.


Putnam Fiduciary Trust Company, Trustee:
                             POTLATCH CORPORATION
                       SALARIED EMPLOYEES' SAVINGS PLAN
CONFIDENTIAL VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

You are authorized and instructed to vote all stock in my Accounts under the Potlatch Corporation Salaried Employees' Savings Plan at the Annual Meeting of Stockholders of Potlatch Corporation to be held on May 18, 2000, or at any adjournment thereof.

1. ELECTION OF THREE DIRECTORS TO SERVE UNTIL THE 2003 ANNUAL MEETING OF
   STOCKHOLDERS:
       [ ] FOR all nominees listed below     [ ] WITHHOLD AUTHORITY to vote
          (except as marked to                   for all nominees listed below
           the contrary below)

       Reuben F. Richards, Judith M. Runstad, Frederick T. Weyerhaeuser (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

         -------------------------------------------------------------
2. APPROVAL OF THE POTLATCH CORPORATION 2000 STOCK INCENTIVE PLAN.
                   [ ] FOR       [ ] AGAINST    [ ] ABSTAIN
3. RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITOR.
                   [ ] FOR       [ ] AGAINST    [ ] ABSTAIN
4. STOCKHOLDER PROPOSAL URGING DECLASSIFICATION OF THE BOARD OF DIRECTORS.
                   [ ] FOR       [ ] AGAINST    [ ] ABSTAIN
5. ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE SAID MEETING.
             The Board of Directors unanimously recommends a vote
                       FOR Items 1-3 and AGAINST Item 4.

                                                             ------------
[LOGO OF POTLATCH CORPORATION]                              |FIRST CLASS |
                                                            |U.S. POSTAGE|
Potlatch Corporation                                        |    PAID    |
601 W. Riverside Ave.                                       |   PROXY    |
Suite 1100                                                  | TABULATOR  |
Spokane, WA  99201                                           ------------
                                                   IMPORTANT
                                                   ---------

                                               YOUR PROXY CARD IS
                                                  ENCLOSED IN
                                                 THIS ENVELOPE





                     PLEASE VOTE, SIGN AND RETURN PROMPTLY


          .Please fold and detach card at perforation below mailing.

                             POTLATCH CORPORATION
                       SALARIED EMPLOYEES' SAVINGS PLAN
CONFIDENTIAL VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    PLEASE MARK YOUR VOTING INSTRUCTIONS ON THE REVERSE SIDE OF THIS CARD.
          YOUR SHARE WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE
        DIRECTED, FOR THE ELECTION OF THREE DIRECTORS, FOR PROPOSALS 2
                        AND 3 AND AGAINST PROPOSAL 4.
 IF YOU DO NOT RETURN THIS CARD, THE TRUSTEE MUST VOTE YOUR PLAN SHARES IN THE
             SAME PROPORTION AS VOTED BY OTHER PLAN PARTICIPANTS.

                                                  -----------------------------
                                                 |                             |
                                                 |                             |
                                                  -----------------------------
                               (Please sign exactly as name appears to the left)

                                                 Dated:___________________, 2000

          .Please fold and detach card at perforation before mailing.


Putnam Fiduciary Trust Company, Trustee:
                             POTLATCH CORPORATION
                       SAVINGS PLAN FOR HOURLY EMPLOYEES
CONFIDENTIAL VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

You are authorized and instructed to vote all stock in my Accounts under the Potlatch Corporation Savings Plan for Hourly Employees at the Annual Meeting of Stockholders of Potlatch Corporation to be held on May 18, 2000, or at any adjournment thereof.

1. ELECTION OF THREE DIRECTORS TO SERVE UNTIL THE 2003 ANNUAL MEETING OF
   STOCKHOLDERS:
       [ ] FOR all nominees listed below     [ ] WITHHOLD AUTHORITY to vote
          (except as marked to                   for all nominees listed below
           the contrary below)

       Reuben F. Richards, Judith M. Runstad, Frederick T. Weyerhaeuser (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

         -------------------------------------------------------------
2. APPROVAL OF THE POTLATCH CORPORATION 2000 STOCK INCENTIVE PLAN.
                   [ ] FOR       [ ] AGAINST    [ ] ABSTAIN
3. RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITOR.
                   [ ] FOR       [ ] AGAINST    [ ] ABSTAIN
4. STOCKHOLDER PROPOSAL URGING DECLASSIFICATION OF THE BOARD OF DIRECTORS.
                   [ ] FOR       [ ] AGAINST    [ ] ABSTAIN
5. ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE SAID MEETING.
             The Board of Directors unanimously recommends a vote
                       FOR Items 1-3 and AGAINST Item 4.

                                                             ------------
[LOGO OF POTLATCH CORPORATION]                              |FIRST CLASS |
                                                            |U.S. POSTAGE|
Potlatch Corporation                                        |    PAID    |
601 W. Riverside Ave.                                       |   PROXY    |
Suite 1100                                                  | TABULATOR  |
Spokane, WA  99201                                           ------------
                                                   IMPORTANT
                                                   ---------

                                               YOUR PROXY CARD IS
                                                  ENCLOSED IN
                                                 THIS ENVELOPE





                     PLEASE VOTE, SIGN AND RETURN PROMPTLY


          .Please fold and detach card at perforation below mailing.

                             POTLATCH CORPORATION
                       SAVINGS PLAN FOR HOURLY EMPLOYEES
CONFIDENTIAL VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    PLEASE MARK YOUR VOTING INSTRUCTIONS ON THE REVERSE SIDE OF THIS CARD.
          YOUR SHARE WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE
        DIRECTED, FOR THE ELECTION OF THREE DIRECTORS, FOR PROPOSALS 2
                        AND 3 AND AGAINST PROPOSAL 4.
 IF YOU DO NOT RETURN THIS CARD, THE TRUSTEE MUST VOTE YOUR PLAN SHARES IN THE
             SAME PROPORTION AS VOTED BY OTHER PLAN PARTICIPANTS.

                                                  -----------------------------
                                                 |                             |
                                                 |                             |
                                                  -----------------------------
                               (Please sign exactly as name appears to the left)

                                                 Dated:___________________, 2000